Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
     We consent to the incorporation by reference in Registration Statement Nos. 333-110207, 333-146108 and 33-81976 on Form S-3, and Registration Statement Nos. 333-143554 and 333-141919 on Form S-8 of our report dated February 28, 2008, relating to the consolidated financial statements of Jonah Gas Gathering Company and subsidiary, appearing in this Annual Report on Form 10-K of TEPPCO Partners, L.P. and subsidiaries for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Houston, Texas
February 28, 2008